Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 12, 2013, Schweitzer-Mauduit International, Inc. (the “Company”) completed the acquisition of DelStar, Inc. (“DelStar”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into on November 18, 2013, by and among the Company, SWM Acquisition Corp. II, a Delaware corporation and indirect wholly-owned subsidiary of the Company (“SWM II”), SWM Acquisition Corp. I, a Delaware corporation and direct wholly-owned subsidiary of the Company, DelStar, certain security holders of DelStar listed on the signature pages of the Merger Agreement, and American Capital, Ltd. SWM II merged with and into DelStar (the “Acquisition”), with DelStar surviving the Acquisition. DelStar is now an indirect wholly-owned subsidiary of the Company.
The purchase price to acquire DelStar and its subsidiaries was $231.5 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Merger Agreement. The purchase was funded from the Company’s borrowings under its Revolving Credit Facility, as amended and restated.
The Company entered into a senior unsecured Revolving Credit Facility in an aggregate principal amount of $500 million, amending and restating the previous Revolving Credit Agreement of $225 million. The Company made a draw of $235.0 million on the amended and restated Revolving Credit Facility of which $231.3 million was used to fund the Acquisition as described in the preceding paragraph.
DelStar manufactures plastic netting, nonwovens, films, and extruded components used in a range of industries, including filtration, healthcare, and industrial. DelStar is headquartered in Middletown, Delaware.
The unaudited pro forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) Regulation S-X and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the Acquisition had been completed on the dates indicated, nor are they indicative of the future consolidated financial position or results of operations of Schweitzer-Mauduit International, Inc. and DelStar following the completion of the Acquisition.
The unaudited pro forma condensed combined financial statements do not reflect the potential realization of cost savings, restructuring or other costs relating to the integration of DelStar. The historical consolidated financial statements of the Company and DelStar have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the statement of income, expected to have a continuing impact on the consolidated results.
The unaudited pro forma condensed combined financial statements are based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material. The Company will finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year from December 12, 2013, (the “Acquisition Date”).
The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto and were based on and should be read in conjunction with:

•
Schweitzer-Mauduit International, Inc.’s audited financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013;

•
Schweitzer-Mauduit International, Inc.’s unaudited financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2013 filed with the SEC on November 6, 2013;

•	DelStar’s audited financial statements and related notes for the year ended September 30, 2012 which are attached to this Form 8-K/A as Exhibit 99.1; and

•	DelStar’s unaudited financial statements as of and for the nine months ended June 30, 2013, which are attached to this Form 8-K/A as Exhibit 99.3.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(dollars in millions)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc. September 30, 2013	DelStar, Inc. June 30, 2013	Adjustments		Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$222.5	$2.4	$(3.3)	(a)	$221.6
Accounts receivable, net	100.7	20.0	—		120.7
Inventories	111.0	15.3	4.0	(b)	130.3
Income taxes receivable	4.5	—	5.7	(c)	10.2
Current deferred income tax benefits	9.3	1.2	0.3	(c)	10.8
Other current assets	8.1	0.7	—		8.8
Total Current Assets	456.1	39.6	6.7		502.4

Property, Plant and Equipment, net	384.6	28.5	11.0	(d)	424.1
Deferred Income Tax Benefits	7.0	—	—		7.0
Investment in Equity Affiliates	61.7	—	—		61.7
Goodwill and Intangible Assets, net	6.0	59.5	137.8	(e)	203.3
Other Assets	25.4	1.8	0.9	(f)	28.1
Total Assets	$940.8	$129.4	$156.4		$1,226.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current debt	$4.6	$4.6	$(4.6)	(g)	$4.6
Accounts payable	35.8	6.0	—		41.8
Income taxes payable	—	0.9	(0.9)	(c)	—
Accrued expenses	81.7	4.3	4.6	(h)	90.6
Total Current Liabilities	122.1	15.8	(0.9)		137.0

Long-Term Debt	146.6	31.0	200.2	(g)	377.8
Pension and Other Postretirement Benefits	38.4	—	—		38.4
Deferred Income Tax Liabilities	37.1	9.5	30.9	(c)	77.5
Derivative Financial Instruments	—	0.2	(0.2)	(i)	—
Warrant Obligation	—	45.8	(45.8)	(j)	—
Other Liabilities	29.6	1.5	(0.9)	(k)	30.2
Total Liabilities	373.8	103.8	183.3		660.9

Stockholders’ Equity:
Preferred stock	—	—	—	(l)	—
Common stock	3.1	—	—	(l)	3.1
Additional paid-in-capital	41.9	39.2	(39.2)	(l)	41.9
Retained Earnings (Accumulated Deficit)	540.9	(14.5)	14.5	(l)	540.9
			(1.3)	(a)	(1.3)
Accumulated other comprehensive loss, net of tax	(18.9)	0.9	(0.9)	(l)	(18.9)
Total Stockholders’ Equity	567.0	25.6	(26.9)		565.7
Total Liabilities and Stockholders’ Equity	$940.8	$129.4	$156.4		$1,226.6

See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(dollars in millions, except per share amounts)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc. Continuing Operations Nine months ended September 30, 2013	DelStar, Inc. Nine months ended June 30, 2013	Adjustments		Condensed Combined
Net Sales	$576.3	$86.1	$—		$662.4
Cost of products sold	385.5	61.8	(0.3)	(d)	447.0
Gross Profit	190.8	24.3	0.3		215.4

Selling expense	15.2	3.6	—		18.8
Research expense	11.1	0.9	—		12.0
General expense	36.0	9.0	1.0	(d), (e), (m)	46.0
Total nonmanufacturing expenses	62.3	13.5	1.0		76.8

Restructuring and impairment expense	2.9	—	—		2.9
Operating Profit	125.6	10.8	(0.7)		135.7
Interest expense	2.0	1.4	1.4	(g)	4.8
Other income (expense), net	3.0	(39.5)	39.5	(n)	3.0
Income from Continuing Operations before Income Taxes and Income from Equity Affiliates	126.6	(30.1)	37.4		133.9

Provision for income taxes	40.0	3.8	(0.8)	(c)	43.0
Income from equity affiliates	3.1	—	—		3.1
Net Income (Loss) from Continuing Operations	$89.7	$(33.9)	$38.2		$94.0

Net Income per Share
Basic	$2.86				$3.00
Diluted	$2.84				$2.98

Weighted Average Shares Outstanding:
Basic	31,042,200				31,042,200
Diluted	31,213,300				31,213,300

See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(dollars in millions, except per share amounts)

	Historical	As Adjusted		Historical	Pro Forma
	Schweitzer-Mauduit International, Inc. Continuing Operations Year ended December 31, 2012	Discontinued Operations	Schweitzer-Mauduit International, Inc. Continuing Operations Year ended December 31, 2012	DelStar, Inc. Year ended September 30, 2012	Adjustments		Condensed Combined
Net Sales	$788.1	$9.6	$778.5	$110.5	—		$889.0
Cost of products Sold	537.2	18.2	519.0	82.1	(0.4)	(d)	600.7
Gross Profit	250.9	(8.6)	259.5	28.4	0.4		288.3

Selling expense	22.4	0.5	21.9	4.7	—		26.6
Research expense	10.0	0.1	9.9	1.2	—		11.1
General expense	55.0	0.4	54.6	10.5	1.5	(d), (e), (m)	66.6
Total nonmanufacturing expenses	87.4	1.0	86.4	16.4	1.5		104.3

Provision for losses on business tax credits	2.1	2.1	—	—	—		—
Restructuring and impairment expense	28.0	6.6	21.4	—	—		21.4
Operating Profit	133.4	(18.3)	151.7	12.0	(1.1)		162.6
Interest expense	3.4	0.1	3.3	2.4	1.3	(g)	7.0
Other income (expense), net	1.6	0.4	1.2	(2.6)	2.6	(n)	1.2
Income from Continuing Operations before Income Taxes and Income from Equity Affiliates	131.6	(18.0)	149.6	7.0	0.2		156.8
Provision for income taxes	51.9	2.4	49.5	3.7	(0.9)	(c)	52.3
Income from equity affiliates	4.0	—	4.0	—	—		4.0
Net Income (Loss)	$83.7	$(20.4)	$104.1	$3.3	$1.1		$108.5

Net Income per Share:
Basic	$2.67		$3.33				$3.47
Diluted	$2.64		$3.29				$3.43

Weighted Average Shares Outstanding:
Basic	30,986,200		30,986,200				30,986,200
Diluted	31,341,900		31,341,900				31,341,900
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On December 12, 2013, the Company completed its acquisition of DelStar for $231.5 million in cash. The cash payment is subject to certain customary post-closing adjustments. The transaction was accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), with the Company treated as the accounting acquirer. Under the acquisition method of accounting, substantially all of DelStar’s assets acquired and liabilities assumed in the transaction were recorded by the Company at their acquisition date fair values while transaction costs associated with the transaction were expensed as incurred.
The Company's former paper mill in Medan, Indonesia and closed tipping mill in Malaucène, France were historically reported as discontinued operations in the Company’s Form 10-K for the year ended December 31, 2012. The Company’s closed paper mill in San Pedro, Philippines was reported as discontinued operations in the first quarter of 2013 and will be presented as discontinued in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2012. The sale of the Indonesian mill was finalized in the second quarter of 2013. In accordance with Accounting Standards Codification ("ASC") 205-20, Presentation of Financial Statements - Discontinued Operations, the results of the discontinued operations have been excluded in determining the net income (loss) from continuing operations.
The unaudited pro forma condensed combined financial statements were prepared in accordance with US GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission Regulation S-X, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the Acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined financial statements have been derived from the audited and unaudited historical financial statements of the Company and DelStar.
The unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 includes DelStar’s statement of income for the fiscal year ended September 30, 2012. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2013 includes DelStar’s statement of income for the nine months ended June 30, 2013. SEC regulations allow the combining of statements of income with different year ends when the fiscal year ends for such statements of income differ by no more than 93 days.
The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 30, 2013 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2012, and nine months ended September 30, 2013, give effect to the Acquisition as if it occurred on January 1, 2012.

2.	CONSIDERATION TRANSFERRED AND PRELIMINARY VALUE OF NET ASSETS ACQUIRED
The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
The accounting for the business combination is based on currently available information and is considered preliminary. The final accounting for the business combination may differ materially from that presented in these unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The consideration transferred to acquire DelStar and its subsidiaries was $231.3 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Merger Agreement. The following table summarizes the preliminary accounting for the business combination for the DelStar acquisition ($ in millions):

Fair value at acquisition date
Cash & cash equivalents	$2.4
Accounts receivable	20.0
Inventory	19.4
Income tax receivable	5.7
Current deferred income taxes	1.5
Other current assets	0.7
Properties, plant and equipment	39.5
Other noncurrent assets	0.6
Identifiable intangible assets	80.9
Total Assets	170.6
Accounts payable and accrued expenses	14.7
Deferred income taxes	40.4
Other long-term liabilities	0.6
Net assets acquired	114.9
Goodwill	116.4
Consideration transferred	$231.3

3.    PROFORMA ADJUSTMENTS

Reclassifications
Certain historical balance sheet line items have been reclassified to conform to the pro forma condensed combined presentation.

Adjustments

(a)	Represents the preliminary net adjustment to cash in connection with the Acquisition ($ in millions):

As of September 30, 2013
Proceeds received from amended and restated credit agreement (1)	$231.3
Proceeds used for acquisition of DelStar (2)	(231.3)
Payment of transaction costs (3)	(3.3)
Net adjustment to cash	$(3.3)

(1)	Represents the portion of proceeds from the Revolving Credit Facility, as amended and restated, with JP Morgan Chase Bank, N.A. and various other institutions used to finance the Acquisition.

(2)	Represents the consideration transferred described in Note 2.

(3)
Represents the payment of costs incurred after September 30, 2013 associated with the Acquisition. The amount represents $2.0 million of capitalized financing costs incurred related to the amended and restated credit facility and $1.3 million of direct and indirect acquisition-related costs, which were expensed.

(b)
Inventory acquired in the Acquisition was adjusted to reflect the estimated fair value of inventory acquired. The unaudited pro forma condensed combined statements of income do not reflect the impact on cost of sales of the estimated purchase accounting adjustment; the adjustment is directly related to the Acquisition and is not expected to have a continuing impact on the Company’s operations.

(c)
Reflects the estimated deferred taxes and income tax effect related to the pro forma adjustments based upon an estimated combined statutory tax rate of 38% and assumed utilization of deferred tax attributes. This rate does not reflect SWM’s effective tax rate, which includes other tax charges or benefits.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d)
Represents the adjustment to property, plant and equipment (PP&E) to reflect the preliminary estimate of fair value and the depreciation expense related to the change in fair value of PP&E recorded in relation to the Acquisition. Depreciation expense has been estimated based upon the nature of activities associated with the PP&E acquired and therefore, for purposes of these unaudited pro forma condensed combined financial statements, SWM has reflected the estimated depreciation expense in cost of products sold and general expense.

The amounts assigned to PP&E, the estimated useful lives, and the estimated depreciation expense related to the PP&E acquired are as follows ($ in millions):

			Depreciation Expense for the:
	Preliminary Fair Value	Estimated weighted Average Life (years)	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Land Improvements	$0.1	5.0	$—	$—
Buildings and improvements	4.4	15.0	0.2	0.3
Leasehold improvements	0.8	12.0	0.1	0.1
Machinery and equipment	28.1	10.0	2.1	2.8
Computer hardware and software	1.4	3.0	0.4	0.5
Furniture, fixtures, and computer equipment	0.2	5.0	—	—
Vehicles	0.2	3.0	—	0.1
Land	0.8	N/A	N/A	N/A
Construction in progress	3.4	N/A	N/A	N/A
Total	$39.5		$2.8	$3.8
Less: DelStar historical PP&E, net and depreciation expense	28.5		3.2	4.2
Pro forma adjustments	$11.0		$(0.4)	$(0.4)

N/A = Not Applicable

(e)
Reflects the elimination of DelStar’s historical goodwill of $59.5 million and the preliminary estimated adjustment to goodwill of $116.4 million, the pro forma impact of the recognized identifiable intangible assets that are being acquired, and the related amortization expense related to the change in fair value of identifiable intangible assets acquired as a result of the Acquisition.

The preliminary amount assigned to goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as well as the deferred taxes described in Note 2. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, SWM will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributed primarily to DelStar’s revenue growth from combining the SWM and DelStar businesses and workforce as well as the benefits of access to different markets and customers. The goodwill is not expected to be deductible for tax purposes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows ($ in millions):

			Amortization Expense for the:
	Preliminary Fair Value	Estimated Weighted Average Life (years)	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Developed technology	$13.8	12.8	$0.8	$1.1
Customer relationships	45.3	23.0	1.5	2.0
Trade names	21.8	N/A	N/A	N/A
Total	$80.9		$2.3	$3.1

Less: DelStar historical intangible assets, net and amortization expense	7.3		0.7	0.9
Pro forma adjustments	$73.6		$1.6	$2.2

N/A = Not Applicable

Developed technology
Approximately $13.8 million, or 17% of the identified intangible assets, has been preliminarily assigned to developed technology with an estimated weighted average useful life of 12.8 years. The fair value of developed technology was estimated based on an income approach using the multi-period excess earnings method. The remaining useful life for the existing technology was based on the pattern of projected economic benefit of the asset.

Customer Relationships
Approximately $45.3 million, or 56% of the identified intangible assets, has been preliminarily assigned to customer relationships with an estimated useful life of 23 years. The fair value of the customer relationships was estimated based on an income approach using the multi-period excess earnings method. The remaining useful life of customer relationships was estimated based on historical customer attrition, new customer acquisition and the expected future economic benefit of the asset.

Trade Names
Approximately $21.8 million, or 27% of the identified intangible assets, has been preliminarily assigned to trade names with an indefinite useful life. The fair value of the trade names was estimated based on an income approach using the relief from royalty method.

(f)	Represents the following components:

•	The capitalization of $2.0 million of the Company’s deferred financing costs associated with the amended and restated credit agreement.

•	The write-off of $0.3 million of DelStar’s unamortized deferred financing costs related to the elimination of the preexisting debt.

•	The elimination of $0.8 million DelStar officer loan receivables repaid as part of the Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(g)	Represents the following components:

•	The elimination by DelStar of its current and long-term debt of $4.6 million and $31.0 million, respectively.

•	The elimination of DelStar’s interest expense for the nine months ended June 30, 2013 and year ended September 30, 2012 in the amount of $1.4 million and $2.4 million, respectively.

•
An increase in additional long-term debt incurred by SWM in the form of an amended and restated credit agreement, which consisted of a Revolving Credit Facility, as amended and restated, of $500 million, of which $235 million was drawn and $231.3 was used to fund the Acquisition, with an annual interest rate of LIBOR plus an applicable margin of 1.25%. The adjustments to interest expense reflect the expected interest expense to be incurred by SWM as a result of the Acquisition and the fees related to the amended and restated Revolving Credit Facility. SWM incurred $2.0 million in refinancing costs in conjunction with the new credit facility, which was paid with existing cash on hand, and capitalized and amortized over the time between the date of Acquisition and the credit facilities scheduled maturity. The adjustments related to the amortization of deferred financing costs are incremental to SWM’s historical amortization expense. The LIBOR that was in effect as of the date of the Acquisition was used in the following table ($ in millions):

New debt and related interest expense	Rate	Debt	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012

Revolving Credit Facility, amended and restated	1.4%	$231.3	$2.5	$3.3
Amortization of deferred financing costs			0.3	0.4
Net adjustment to interest expense related to new debt (1)			$2.8	$3.7

(1)
A hypothetical 0.125 % change in interest rate would result in a $0.2 million and $0.3 million change in interest expense for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively.

(h)	Represents the following components:

•	A decrease of $0.5 million related to the elimination of accrued interest from the elimination of DelStar’s outstanding debt.

•	The elimination of accrued management fee of $0.1 million to predecessor investor of DelStar no longer owed as part of the Acquisition closing.

•	An accrued liability of $5.1 million owed to the predecessor investor of DelStar.

(i)	Represents the elimination of DelStar’s interest rate swaps liability settled as part of the Acquisition closing.

(j)	Represents the elimination of DelStar issued employee and shareholder warrants settled as part of the Acquisition closing.

(k)	Represents the elimination of liability balances related to officer loans funded by the predecessor investor of DelStar repaid as part of the Acquisition.

(l)	Represents the elimination of DelStar’s historical equity.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(m)	Represents the following components:

•
The elimination of DelStar’s historical amortization expense related to their intangible assets, as presented at note 3(e), for the nine months ended June 30, 2013 and the year ended September 30, 2012 in the amount of $0.7 million and $0.9 million, respectively.

•
The elimination of management fees with DelStar’s predecessor investor for the nine months ended June 30, 2013 and the year ended September 30, 2012 in the amount of $0.4 million and $0.5 million, respectively.

•
The elimination of expenses primarily related to the DelStar’s Board of Directors that will not have continuing impact on SWM’s operations. The expenses were approximately $0.1 million and $0.1 for the nine months ended June 30, 2013 and the year ended September 30, 2012, respectively.

(n)    Represents the following components:

•	The elimination of DelStar’s gain on interest rate swap agreements in the amount of $0.1 million for both the nine months ended June 30, 2013 and the year ended September 30, 2012.

•
The elimination of other expenses related to change in the value of DelStar’s employee and shareholder warrants for the nine months ended June 30, 2013 and the year ended September 30, 2012 in the amount of $39.6 million and $2.7 million, respectively.